BANKWELL FINANCIAL GROUP REPORTS RECORD LOAN GROWTH FOR THE FOURTH QUARTER AND FULL YEAR 2022; DECLARES FIRST QUARTER DIVIDEND
New Canaan, CT – January 25, 2023 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $8.0 million, or $1.04 per share for the fourth quarter of 2022, versus $7.8 million, or $0.99 per share, for the same period in 2021. For the year ended 2022, net income totaled $37.4 million, or $4.79 per share, versus $26.6 million, or $3.36 per share, for the same period in 2021.
The Company's Board of Directors declared a $0.20 per share cash dividend, payable February 23, 2023 to shareholders of record on February 13, 2023.
We recommend reading this earnings release in conjunction with the Fourth Quarter 2022 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our January 25, 2023 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"I commend my colleagues at Bankwell for truly exceptional performance in 2022. Our Company posted record results, generating a 16.7% Return on Average Equity and a 1.44% Return on Average Assets. Loan balances grew by over 40%, and we continue to diversify our lending book and bring new commercial relationships to the Bank.

"This year’s growth has positioned the Company well for the expected continued tightening actions by the Federal Reserve. The average yield of loans originated during 2022 was 6.24% while the average yield on fourth quarter originations was 7.23%.

"The historic actions of the Federal Reserve this year are yet to be played out, but based on a peak Federal Funds rate implied by financial markets, and our planning for no Fed rate cuts in 2023, we re-affirm our expectations for 2023’s net interest income to decline by approximately 10% versus 2022.

"Tangible Book Value growth is imperative for value creation to accrue to our shareholders. We are pleased to acknowledge that the Company’s Tangible Book Value per share has compounded at a rate of almost 18% since December 31, 2020.

We are proud of the work we have accomplished in transforming our Bank’s business model in recent years, and thank our customers and clients who have made this success possible."
Fourth Quarter 2022 Highlights:
•Total gross loans were $2.7 billion, growing $780.6 million, or 41.2%, compared to December 31, 2021.
•Average yield on 2022 funded loans was 6.24% compared to 4.56% for 2021.
•Return on average assets was 1.07% for the quarter ended December 31, 2022 and 1.44% for the year ended December 31, 2022.
•Return on average shareholders' equity was 13.38% for the quarter ended December 31, 2022 and 16.72% for the year ended December 31, 2022.
•The net interest margin was 3.70% for the quarter ended December 31, 2022 and 3.78% for the year ended December 31, 2022.
•The efficiency ratio was 45.6% for the quarter ended December 31, 2022 and 45.4% for the year ended December 31, 2022.
•Investment securities totaled $121.6 million and represent 3.7% of total assets.
•Fully diluted tangible book value per share rose to $30.51 compared to $25.55 at December 31, 2021.

Earnings and Performance

Revenues (net interest income plus noninterest income) for the quarter ended December 31, 2022 were $27.3 million, versus $19.8 million for the quarter ended December 31, 2021. Revenues for the year ended December 31, 2022 were $97.8 million, versus $73.5 million for the year ended December 31, 2021. The increase in revenues was primarily attributable to an increase in interest and fees on loans due to record loan growth and higher overall loan yields1 for the quarter and year ended December 31, 2022. The increase in revenues was partially offset by the following: an increase in interest expense; a decrease in noninterest income driven by a reduction in loans sales and the absence of rental income in 2022 due to the disposition of the Company's former headquarters building in the fourth quarter of 2021. Revenues in 2021 also included a one-time federal payroll tax credit for COVID-19 of $0.9 million recognized in the quarter ended March 31, 2021 which did not repeat in 2022.
Net income for the quarter ended December 31, 2022 was $8.0 million, versus $7.8 million for the quarter ended December 31, 2021. Net income for the year ended December 31, 2022 was $37.4 million, versus $26.6 million for the year ended December 31, 2021. The increase in net income was a direct result of the aforementioned increases in revenues. In addition, the increase in net income was partially offset by an increase in the provision for loan losses due to loan growth and an increase in noninterest expense for the quarter and year ended December 31, 2022.
Basic and diluted earnings per share were $1.04 and $1.04, respectively, for the quarter ended December 31, 2022 compared to basic and diluted earnings per share of $1.00 and $0.99, respectively, for the quarter ended December 31, 2021. Basic and diluted earnings per share were $4.84 and $4.79, respectively, for the year ended December 31, 2022 compared to basic and diluted earnings per share of $3.38 and $3.36, respectively, for the year ended December 31, 2021.
The net interest margin (fully taxable equivalent basis) for the quarters ended December 31, 2022 and December 31, 2021 was 3.70% and 3.43%, respectively. The net interest margin (fully taxable equivalent basis) for the year ended December 31, 2022 and December 31, 2021 was 3.78% and 3.17%, respectively. The increase in the net interest margin was due to an increase in overall loan yields, aided in part by elevated loan prepayment fees, partially offset by an increase in funding costs.
Provision for Loan Losses
Provision for loan losses was $4.3 million and $5.4 million for the quarter and year ended December 31, 2022, respectively, bringing the total allowance for loan losses to $22.4 million as of December 31, 2022. Provision for loan losses was $0.1 million for the quarter ended December 31, 2021 and a credit for loan losses of $0.1 million for the year ended December 31, 2021. The increase in the Provision for loan losses for both the quarter and year ended December 31, 2022 was attributable to loan growth.
On January 1, 2023, the Company adopted ASC 326 Financial Instruments - Credit Losses ("CECL"). Upon adoption of CECL, the Company will record a one-time cumulative effect, pre-tax adjustment range of $3.4 million to $4.2 million to the Allowance for loan losses and a corresponding net of tax adjustment to beginning retained earnings. This impact will be reflected in the Company's first quarter 2023 financial statements.
Financial Condition
Assets totaled $3.25 billion at December 31, 2022, compared to assets of $2.46 billion at December 31, 2021. The increase in assets was primarily due to loan growth. Gross loans totaled $2.7 billion at December 31, 2022, an increase of $780.6 million or 41.2% compared to December 31, 2021. Deposits totaled $2.8 billion at December 31, 2022, compared to deposits of $2.1 billion at December 31, 2021.

1 - The increase in overall loan yields were 122 bps and 68 bps, respectively, for the quarter and year ended December 31, 2022.

Capital
Shareholders’ equity totaled $238.5 million as of December 31, 2022, an increase of $36.5 million compared to December 31, 2021, primarily a result of (i) net income of $37.4 million for the year ended December 31, 2022 and (ii) an $8.4 million favorable impact to accumulated other comprehensive income driven by fair value marks related to hedge positions involving interest rate swaps of $16.8 million, partially offset by fair value marks on the Company's investment portfolio of $8.4 million. The Company's interest rate swaps are used to hedge interest rate risk. The increase in Shareholders’ equity was partially offset by dividends paid of $6.2 million and common stock repurchases of $5.5 million.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Courtney E. Sacchetti, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. The COVID-19 pandemic continues to affect Bankwell Financial Group, its customers, counterparties, employees, and third party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is unknown.

Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible assets, tangible common equity to tangible assets, tangible common shareholders' equity, fully diluted tangible book value per common share, adjusted non interest expense, operating revenue, efficiency ratio, average tangible common equity, annualized return on average tangible common equity, return on average assets, return on average shareholders' equity, and the dividend payout ratio are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
ASSETS
Cash and due from banks	$344,925	$212,175	$149,522	$280,471	$291,598
Federal funds sold	10,754	10,947	21,505	19,022	53,084
Cash and cash equivalents	355,679	223,122	171,027	299,493	344,682

Investment securities
Marketable equity securities, at fair value	1,988	1,973	2,126	2,090	2,168
Available for sale investment securities, at fair value	103,663	95,095	94,907	98,733	90,198
Held to maturity investment securities, at amortized cost	15,983	16,027	15,917	15,979	16,043
Total investment securities	121,634	113,095	112,950	116,802	108,409
Loans receivable (net of allowance for loan losses of $22,431, $18,167, $15,773, $17,141 and $16,902 at December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively)	2,646,384	2,263,432	2,036,626	1,964,567	1,875,167
Accrued interest receivable	13,070	9,552	8,047	7,733	7,512
Federal Home Loan Bank stock, at cost	5,216	5,039	5,064	2,870	2,814
Premises and equipment, net	27,199	27,510	27,768	25,661	25,588
Bank-owned life insurance	50,243	49,970	49,699	49,434	49,174
Goodwill	2,589	2,589	2,589	2,589	2,589
Deferred income taxes, net	7,422	5,952	4,768	6,879	7,621
Other assets	23,013	22,734	17,014	20,849	32,708
Total assets	$3,252,449	$2,722,995	$2,435,552	$2,496,877	$2,456,264

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$404,559	$380,365	$372,584	$412,985	$398,956
Interest bearing deposits	2,396,259	1,906,337	1,660,941	1,753,219	1,725,042
Total deposits	2,800,818	2,286,702	2,033,525	2,166,204	2,123,998

Advances from the Federal Home Loan Bank	90,000	90,000	105,000	50,000	50,000
Subordinated debentures	68,959	68,897	34,500	34,471	34,441
Accrued expenses and other liabilities	54,203	45,896	37,060	35,982	45,838
Total liabilities	3,013,980	2,491,495	2,210,085	2,286,657	2,254,277

Shareholders’ equity
Common stock, no par value	115,018	114,548	115,599	114,882	118,148
Retained earnings	123,640	117,152	109,523	99,047	92,400
Accumulated other comprehensive (loss) income	(189)	(200)	345	(3,709)	(8,561)
Total shareholders’ equity	238,469	231,500	225,467	210,220	201,987

Total liabilities and shareholders’ equity	$3,252,449	$2,722,995	$2,435,552	$2,496,877	$2,456,264

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Year Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Interest and dividend income
Interest and fees on loans	$36,545	$28,128	$25,141	$21,428	$21,081	$111,242	$78,042
Interest and dividends on securities	898	811	774	720	722	3,203	2,958
Interest on cash and cash equivalents	2,150	747	449	154	90	3,500	376
Total interest and dividend income	39,593	29,686	26,364	22,302	21,893	117,945	81,376

Interest expense
Interest expense on deposits	11,083	4,092	1,983	2,206	2,198	19,364	10,443
Interest expense on borrowings	1,701	993	558	586	767	3,838	3,047
Total interest expense	12,784	5,085	2,541	2,792	2,965	23,202	13,490

Net interest income	26,809	24,601	23,823	19,510	18,928	94,743	67,886
Provision (credit) for loan losses	4,272	2,381	(1,445)	229	125	5,437	(57)
Net interest income after provision (credit) for loan losses	22,537	22,220	25,268	19,281	18,803	89,306	67,943

Noninterest income
Bank owned life insurance	273	271	265	260	270	1,069	1,023
Service charges and fees	343	240	249	240	257	1,072	872
Gains (losses) and fees from sales of loans	12	(15)	608	631	441	1,236	2,692
Other	(100)	(94)	30	(173)	(143)	(337)	1,070
Total noninterest income	528	402	1,152	958	825	3,040	5,657

Noninterest expense
Salaries and employee benefits	5,988	5,876	5,433	4,940	4,806	22,237	18,317
Occupancy and equipment	1,919	2,035	2,193	2,150	2,411	8,297	10,682
Professional services	912	994	1,000	981	628	3,887	2,260
Data processing	663	626	689	654	432	2,632	2,409
Director fees	378	325	339	352	335	1,394	1,303
FDIC insurance	898	255	262	223	231	1,638	1,232
Marketing	112	102	107	45	87	366	404
Other	1,601	818	913	580	749	3,912	3,132
Total noninterest expense	12,471	11,031	10,936	9,925	9,679	44,363	39,739

Income before income tax expense	10,594	11,591	15,484	10,314	9,949	47,983	33,861
Income tax expense	2,573	2,417	3,462	2,102	2,135	10,554	7,275
Net income	$8,021	$9,174	$12,022	$8,212	$7,814	$37,429	$26,586

Earnings Per Common Share:
Basic	$1.04	$1.19	$1.56	$1.05	$1.00	$4.84	$3.38
Diluted	$1.04	$1.18	$1.55	$1.04	$0.99	$4.79	$3.36

Weighted Average Common Shares Outstanding:
Basic	7,507,540	7,553,718	7,556,645	7,637,077	7,660,307	7,563,363	7,706,407
Diluted	7,563,116	7,612,421	7,614,243	7,719,405	7,726,420	7,640,218	7,761,811
Dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.18	$0.80	$0.64

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended					For the Year Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Performance ratios:
Return on average assets	1.07%	1.47%	1.96%	1.35%	1.32%	1.44%	1.17%
Return on average shareholders' equity	13.38%	15.73%	22.09%	16.05%	15.44%	16.72%	13.86%
Return on average tangible common equity	13.52%	15.91%	22.36%	16.25%	15.65%	16.91%	14.05%
Net interest margin	3.70%	4.12%	4.01%	3.30%	3.43%	3.78%	3.17%
Efficiency ratio(1)	45.6%	44.1%	43.8%	48.5%	48.8%	45.4%	53.9%
Net loan charge-offs as a % of average loans	—%	—%	—%	—%	—%	—%	0.23%
Dividend payout ratio(2)	19.23%	16.95%	12.90%	19.23%	18.18%	16.70%	19.05%
(1)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(2)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	10.28%	11.42%	11.10%	11.20%	11.18%
Total Capital to Risk-Weighted Assets(1)	11.07%	12.16%	11.80%	12.00%	12.00%
Tier I Capital to Risk-Weighted Assets(1)	10.28%	11.42%	11.10%	11.20%	11.18%
Tier I Capital to Average Assets(1)	9.88%	11.31%	10.15%	9.80%	9.94%
Tangible common equity to tangible assets	7.26%	8.41%	9.16%	8.32%	8.13%
Fully diluted tangible book value per common share	$30.51	$29.68	$28.75	$26.75	$25.55
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Allowance for loan losses:
Balance at beginning of period	$18,167	$15,773	$17,141	$16,902	$16,803
Charge-offs:
Commercial business	—	—	—	—	(26)
Consumer	(11)	(8)	—	(4)	(5)
Total charge-offs	(11)	(8)	—	(4)	(31)
Recoveries:
Commercial real estate	—	—	77	—	—
Commercial business	—	21	—	13	2
Consumer	3	—	—	1	3
Total recoveries	3	21	77	14	5
Net loan (charge-offs) recoveries	(8)	13	77	10	(26)
Provision (credit) for loan losses	4,272	2,381	(1,445)	229	125
Balance at end of period	$22,431	$18,167	$15,773	$17,141	$16,902

	As of
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Asset quality:
Nonaccrual loans
Residential real estate	$2,152	$2,137	$2,161	$2,181	$2,380
Commercial real estate	2,781	2,894	2,955	3,365	3,482
Commercial business	2,126	2,380	787	817	1,728
Construction	9,382	9,382	9,382	9,382	8,997
Total nonaccrual loans	16,441	16,793	15,285	15,745	16,587
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$16,441	$16,793	$15,285	$15,745	$16,587

Nonperforming loans as a % of total loans	0.61%	0.73%	0.74%	0.79%	0.88%
Nonperforming assets as a % of total assets	0.51%	0.62%	0.63%	0.63%	0.68%
Allowance for loan losses as a % of total loans	0.84%	0.79%	0.77%	0.86%	0.89%
Allowance for loan losses as a % of nonperforming loans	136.43%	108.18%	103.19%	108.87%	101.90%
Total past due loans to total loans	0.60%	0.78%	1.40%	0.85%	1.72%

Total nonaccrual loans decreased $0.1 million to $16.4 million as of December 31, 2022 when compared to December 31, 2021. Nonperforming assets as a percentage of total assets decreased to 0.51% at December 31, 2022, down from 0.68% at December 31, 2021. The allowance for loan losses at December 31, 2022 was $22.4 million, representing 0.84% of total loans.

Past due loans decreased to $16.1 million, or 0.60% of total loans, as of December 31, 2022, compared to $32.6 million, or 1.72% of total loans, as of December 31, 2021.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	December 31, 2022	September 30, 2022	December 31, 2021	Current QTD % Change	YTD % Change
Residential Real Estate	$60,588	$61,664	$79,987	(1.7)%	(24.3)%
Commercial Real Estate(1)	1,921,252	1,647,928	1,356,709	16.6	41.6
Construction	155,198	117,355	98,341	32.2	57.8
Total Real Estate Loans	2,137,038	1,826,947	1,535,037	17.0	39.2

Commercial Business	520,447	443,288	350,975	17.4	48.3

Consumer	17,963	16,558	8,869	8.5	102.5
Total Loans	$2,675,448	$2,286,793	$1,894,881	17.0%	41.2%

(1) Includes owner occupied commercial real estate.
Gross loans totaled $2.7 billion at December 31, 2022, an increase of $780.6 million or 41.2% compared to December 31, 2021.

Period End Deposit Composition	December 31, 2022	September 30, 2022	December 31, 2021	Current QTD % Change	YTD % Change
Noninterest bearing demand	$404,559	$380,365	$398,956	6.4%	1.4%
NOW	104,057	115,200	119,479	(9.7)	(12.9)
Money Market	913,868	836,564	954,674	9.2	(4.3)
Savings	151,944	183,576	193,631	(17.2)	(21.5)
Time	1,226,390	770,997	457,258	59.1	168.2
Total Deposits	$2,800,818	$2,286,702	$2,123,998	22.5%	31.9%

Total deposits were $2.8 billion at December 31, 2022, compared to $2.1 billion at December 31, 2021, an increase of $676.8 million, or 31.9%. The increase in deposits is primarily a result of an increase in brokered time deposits to fund the significant loan growth during the second half of 2022, increasing by $727.1 million compared to December 31, 2021.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	December 31, 2022	September 30, 2022	December 31, 2021	Dec 22 vs. Sep 22 % Change	Dec 22 vs. Dec 21 % Change
Bank owned life insurance	$273	$271	$270	0.7%	1.1%
Service charges and fees	343	240	257	42.9	33.5
Gains (losses) and fees from sales of loans	12	(15)	441	180.0	(97.3)
Other	(100)	(94)	(143)	6.4	30.1
Total noninterest income	$528	$402	$825	31.3%	(36.0)%

	For the Year Ended
Noninterest income	December 31, 2022	December 31, 2021	% Change
Gains and fees from sales of loans	$1,236	$2,692	(54.1)%
Bank owned life insurance	1,069	1,023	4.5
Service charges and fees	1,072	872	22.9
Other	(337)	1,070	(131.5)
Total noninterest income	$3,040	$5,657	(46.3)%
Noninterest income decreased by $0.3 million to $0.5 million for the quarter ended December 31, 2022 compared to the quarter ended December 31, 2021. Noninterest income decreased by $2.6 million to $3.0 million for the year ended December 31, 2022 compared to the year ended December 31, 2021.
The decrease in noninterest income was driven by a reduction in loan sales for the quarter and year ended December 31, 2022 compared to the same periods in 2021. Noninterest income also declined for the year ended December 31, 2022 due to a one-time federal payroll tax credit for COVID-19 of $0.9 million recognized in the quarter ended March 31, 2021. The decrease in noninterest income was also due to the absence of $0.7 million of rental income in 2022 due to the disposition of the Company's former headquarters building in the fourth quarter of 2021.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	December 31, 2022	September 30, 2022	December 31, 2021	Dec 22 vs. Sep 22 % Change	Dec 22 vs. Dec 21 % Change
Salaries and employee benefits	$5,988	$5,876	$4,806	1.9%	24.6%
Occupancy and equipment	1,919	2,035	2,411	(5.7)	(20.4)
Professional services	912	994	628	(8.2)	45.2
Data processing	663	626	432	5.9	53.5
Director fees	378	325	335	16.3	12.8
FDIC insurance	898	255	231	252.2	288.7
Marketing	112	102	87	9.8	28.7
Other	1,601	818	749	95.7	113.8
Total noninterest expense	$12,471	$11,031	$9,679	13.1%	28.8%

	For the Year Ended
Noninterest expense	December 31, 2022	December 31, 2021	% Change
Salaries and employee benefits	$22,237	$18,317	21.4%
Occupancy and equipment	8,297	10,682	(22.3)
Professional services	3,887	2,260	72.0
Data processing	2,632	2,409	9.3
Director fees	1,394	1,303	7.0
FDIC insurance	1,638	1,232	33.0
Marketing	366	404	(9.4)
Other	3,912	3,132	24.9
Total noninterest expense	$44,363	$39,739	11.6%

Noninterest expense increased by $2.8 million to $12.5 million for the quarter ended December 31, 2022 compared to the quarter ended December 31, 2021. Noninterest expense increased by $4.6 million to $44.4 million for the year ended December 31, 2022 compared to the year ended December 31, 2021. The increase in noninterest expense was primarily driven by an increase in salaries and employee benefits expense, professional services expense, FDIC insurance, and customer fraud reimbursement and deposit account fraud within Other. These increases were partially offset by a decrease in occupancy and equipment expense.
Salaries and employee benefits expense totaled $6.0 million for the quarter ended December 31, 2022, an increase of $1.2 million when compared to the same period in 2021. Salaries and employee benefits expense totaled $22.2 million for the year ended December 31, 2022, an increase of $3.9 million when compared to the same period in 2021. The increase in salaries and employee benefits expense was driven by an increase in full time equivalent employees, as well as an increase in variable compensation as a result of the Bank's overall growth and improved performance. Full time equivalent employees totaled 136 at December 31, 2022 compared to 126 for the same period in 2021. The increase in salaries and employee benefits expense was partially offset by an increase in deferred loan costs due to higher loan originations.

Professional services expense totaled $0.9 million for the quarter ended December 31, 2022, an increase of $0.3 million when compared to the same period in 2021. Professional services expense totaled $3.9 million for the year ended December 31, 2022, an increase of $1.6 million when compared to the same period in 2021. The increase in professional services expense was primarily driven by consulting fees associated with various projects, including our core system conversion.
FDIC insurance expense totaled $0.9 million for the quarter ended December 31, 2022, an increase of $0.7 million when compared to the same period in 2021. FDIC insurance expense totaled $1.6 million for the year ended December 31, 2022, an increase of $0.4 million when compared to the same period in 2021. The higher FDIC insurance expense is attributed to the overall balance sheet growth and increased use of brokered deposits.
Other expense totaled $1.6 million for the quarter ended December 31, 2022, an increase of $0.9 million when compared to the same period in 2021. Other expense totaled $3.9 million for the year ended December 31, 2022, an increase of $0.8 million. The increase was mainly attributable to four events of customer reimbursed fraud and deposit account fraud recognized in the quarter ended December 31 2022, the largest of which was a $189 thousand customer reimbursement.
Occupancy and equipment expense totaled $1.9 million for the quarter ended December 31, 2022, a decrease of $0.5 million when compared to the same period in 2021. Occupancy and equipment expense totaled $8.3 million for the year ended December 31, 2022, a decrease of $2.4 million when compared to the same period in 2021. The decrease in occupancy and equipment expense was primarily driven by the curtailment of additional cleaning costs associated with precautions taken to prevent the spread of COVID-19 during the year ended December 31, 2021. In addition, the decrease in occupancy and equipment expense was impacted by a reduction in lease expense as a result of the branch closure in New Canaan, which occurred during the third quarter of 2021.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Total Equity	$238,469	$231,500	$225,467	$210,220	$201,987
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Common Equity	$235,880	$228,911	$222,878	$207,631	$199,398

Total Assets	$3,252,449	$2,722,995	$2,435,552	$2,496,877	$2,456,264
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Assets	$3,249,860	$2,720,406	$2,432,963	$2,494,288	$2,453,675

Tangible Common Equity to Tangible Assets	7.26%	8.41%	9.16%	8.32%	8.13%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Total shareholders' equity	$238,469	$231,500	$225,467	$210,220	$201,987
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$238,469	$231,500	$225,467	$210,220	$201,987
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible common shareholders' equity	$235,880	$228,911	$222,878	$207,631	$199,398

Common shares issued and outstanding	7,730,699	7,711,843	7,752,389	7,761,338	7,803,166

Fully Diluted Tangible Book Value per Common Share	$30.51	$29.68	$28.75	$26.75	$25.55

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands)

	For the Quarter Ended					For the Year Ended
Computation of Efficiency Ratio	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Noninterest expense	$12,471	$11,031	$10,936	$9,925	$9,679	$44,363	$39,739
Less:
Amortization of intangible assets	—	—	—	—	48	—	76
Other real estate owned expenses	—	—	—	—	—	—	—
Adjusted noninterest expense	$12,471	$11,031	$10,936	$9,925	$9,631	$44,363	$39,663
Net interest income	$26,809	$24,601	$23,823	$19,510	$18,928	$94,743	$67,886
Noninterest income	528	402	1,152	958	825	3,040	5,657
Less:
Net gain on sale of available for sale securities	—	—	—	—	—	—	—
Gain on sale of other real estate owned, net	—	—	—	—	—	—	—
Operating revenue	$27,337	$25,003	$24,975	$20,468	$19,753	$97,783	$73,543

Efficiency ratio	45.6%	44.1%	43.8%	48.5%	48.8%	45.4%	53.9%

	For the Quarter Ended					For the Year Ended
Computation of Return on Average Tangible Common Equity	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net Income Attributable to Common Shareholders	$8,021	$9,174	$12,022	$8,212	$7,814	$37,429	$26,586
Total average shareholders' equity	$237,922	$231,378	$218,250	$207,541	$200,752	$223,874	$191,808
Less:
Average Goodwill	2,589	2,589	2,589	2,589	2,589	2,589	2,589
Average Other intangibles	—	—	—	—	45	—	59
Average tangible common equity	$235,333	$228,789	$215,661	$204,952	$198,118	$221,285	$189,160

Annualized Return on Average Tangible Common Equity	13.52%	15.91%	22.36%	16.25%	15.65%	16.91%	14.05%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$231,767	$2,150	3.68%	$233,196	$90	0.15%
Securities(1)	123,274	887	2.88	104,797	756	2.89
Loans:
Commercial real estate	1,828,306	24,998	5.35	1,337,147	15,104	4.42
Residential real estate	61,057	599	3.92	83,763	694	3.31
Construction	138,552	2,185	6.17	95,611	972	3.98
Commercial business	499,030	8,549	6.70	347,394	4,222	4.75
Consumer	16,875	214	5.05	8,904	89	3.97
Total loans	2,543,820	36,545	5.62	1,872,819	21,081	4.40
Federal Home Loan Bank stock	5,371	64	4.72	2,814	16	2.28
Total earning assets	2,904,232	$39,646	5.34%	2,213,626	$21,943	3.88%
Other assets	76,703			130,512
Total assets	$2,980,935			$2,344,138

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$107,118	$45	0.17%	$114,158	$51	0.18%
Money market	837,486	4,158	1.97	874,352	1,097	0.50
Savings	170,903	581	1.35	190,118	100	0.21
Time	1,002,012	6,299	2.49	438,627	950	0.86
Total interest bearing deposits	2,117,519	11,083	2.08	1,617,255	2,198	0.54
Borrowed Money	170,202	1,701	3.91	89,726	767	3.35
Total interest bearing liabilities	2,287,721	$12,784	2.22%	1,706,981	$2,965	0.69%
Noninterest bearing deposits	407,923			383,557
Other liabilities	47,369			52,848
Total liabilities	2,743,013			2,143,386
Shareholders' equity	237,922			200,752
Total liabilities and shareholders' equity	$2,980,935			$2,344,138
Net interest income(2)		$26,862			$18,978
Interest rate spread			3.12%			3.19%
Net interest margin(3)			3.70%			3.43%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $52 thousand and $50 thousand for the quarters ended December 31, 2022 and 2021, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Year Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$238,233	$3,500	1.47%	$294,471	$376	0.13%
Securities(1)	118,591	3,280	2.77	103,592	3,071	2.96
Loans:
Commercial real estate	1,532,971	76,103	4.90	1,225,770	55,995	4.51
Residential real estate	66,028	2,408	3.65	99,101	3,363	3.39
Construction	115,902	6,666	5.67	97,163	3,780	3.84
Commercial business	427,178	25,561	5.90	313,422	14,589	4.59
Consumer	10,121	504	4.98	7,929	315	3.97
Total loans	2,152,200	111,242	5.10	1,743,385	78,042	4.42
Federal Home Loan Bank stock	4,132	124	3.00	4,156	88	2.12
Total earning assets	2,513,156	$118,146	4.64%	2,145,604	$81,577	3.75%
Other assets	86,485			120,955
Total assets	$2,599,641			$2,266,559

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$118,837	$203	0.17%	$111,515	$198	0.18%
Money market	891,095	8,830	0.99	804,679	4,042	0.50
Savings	188,186	1,259	0.67	175,629	413	0.23
Time	617,480	9,072	1.47	508,651	5,790	1.14
Total interest bearing deposits	1,815,598	19,364	1.07	1,600,474	10,443	0.65
Borrowed Money	118,960	3,838	3.18	103,919	3,047	2.89
Total interest bearing liabilities	1,934,558	$23,202	1.20%	1,704,393	$13,490	0.79%
Noninterest bearing deposits	401,005			323,648
Other liabilities	40,204			46,710
Total liabilities	2,375,767			2,074,751
Shareholders' equity	223,874			191,808
Total liabilities and shareholders' equity	$2,599,641			$2,266,559
Net interest income(2)		$94,944			$68,087
Interest rate spread			3.44%			2.96%
Net interest margin(3)			3.78%			3.17%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $200 thousand and $201 thousand for the year ended December 31, 2022 and 2021, respectively.
(3)Yields are calculated using the contractual day count convention for each respective product type.